UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Altera Corporation (the “Company”) held a Special Meeting of Stockholders on October 6, 2015 at 2:30 p.m., Pacific time (the “Special Meeting”). Proposals 1 and 3 were approved by the Company’s stockholders with the requisite vote. In light of the approval of Proposal 1, Proposal 2 was rendered moot and was not presented at the Special Meeting. The following matters were acted upon at the Special Meeting:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: To adopt the Agreement and Plan of Merger, dated as of May 31, 2015, by and among Intel Corporation, 615 Corporation and Altera Corporation, as it may be amended from time to time.	240,706,844	1,219,522	4,375,660	0

The proposal received the necessary votes to be approved.

Proposal 3: To approve, by non-binding, advisory vote, compensation that will or may become payable by Altera Corporation to its named executive officers in connection with the merger contemplated by the merger agreement.	231,567,704	8,974,479	5,759,843	0

The proposal received the necessary votes to be approved.

Item 8.01. Other Events.

On October 6, 2015, the Company issued a press release regarding the results of the Special Meeting. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Senior Vice President, General Counsel, and Secretary

Dated: October 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 6, 2015